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                                  EXHIBIT 23.2

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-121178 on Form SB-2 filed with the Securities and Exchange Commission and Amendment No. 1 to the Form AC filed with the Office of Thrift Supervision of our report dated January 30, 2004 on the consolidated financial statements of Alpena Bancshares, Inc. We also consent to the references to us under the headings "Experts" in Amendment No. 1 to the Registration Statement on Form SB-2 and Amendment No. 1 to the Form AC.


/s/ PLANTE & MORAN, PLLC


Auburn Hills, Michigan January 24, 2005